March 2023

Preliminary Terms No. 8,443
Registration Statement Nos. 333-250103; 333-250103-01
Dated March 17, 2023
Filed pursuant to Rule 433

Morgan Stanley Finance LLC

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

Buffered PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the SPDR® S&P 500® ETF Trust due March 29, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Buffered PLUS are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The Buffered PLUS will pay no interest, provide a minimum payment at maturity of only 20% of the stated principal amount and have the terms described in the accompanying product supplement for PLUS, index supplement and prospectus, as supplemented or modified by this document. The payment at maturity on the Buffered PLUS will be based on the value of the worst performing of the Dow Jones Industrial AverageSM and the SPDR® S&P 500® ETF Trust. At maturity, if the final level of each underlying is greater than its respective initial level, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying. If the final level of either underlying is less than or equal to its respective initial level, but the final level of each underlying is greater than or equal to 80% of its respective initial level, meaning that neither underlying has decreased from its initial level by an amount greater than the buffer amount of 20%, investors will receive the stated principal amount of their investment. However, if the final level of either underlying is less than 80% of its respective initial level, meaning that either underlying has decreased from its respective initial level by an amount greater than the buffer amount of 20%, investors will lose 1% for every 1% decline in the worst performing underlying beyond the specified buffer amount, subject to the minimum payment at maturity of 20% of the stated principal amount. Investors may lose up to 80% of the stated principal amount of the Buffered PLUS. Because the payment at maturity of the Buffered PLUS is based on the worst performing of the underlyings, a decline in either underlying beyond the buffer amount will result in a loss, and potentially a significant loss, of your investment even if the other underlying has appreciated or has not declined as much. These long-dated Buffered PLUS are for investors who seek an equity-based return and who are willing to risk their principal, risk exposure to the worst performing of two underlyings and forgo current income in exchange for the leverage and buffer features that in each case apply to a limited range of performance of the worst performing underlying. The Buffered PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Buffered PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	March 29, 2028
Underlyings:	The Dow Jones Industrial AverageSM (the “INDU Index”) and the SPDR® S&P 500® ETF Trust (the “SPY Shares”)
Aggregate principal amount:	$
Payment at maturity:	If the final level of each underlying is greater than its respective initial level,
$1,000 + ($1,000 × leverage factor × underlying percent change of the worst performing underlying)

If the final level of either underlying is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to 80% of its respective initial level, meaning that neither underlying has decreased from its initial level by an amount greater than the buffer amount of 20%,

$1,000

If the final level of either underlying is less than 80% of its respective initial level, meaning that either underlying has decreased from its respective initial level by an amount greater than the buffer amount of 20%,

($1,000 × underlying performance factor of the worst performing underlying) + $200

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the Buffered PLUS pay less than $200 per Buffered PLUS at maturity.

Underlying percent change:	With respect to each underlying, (final level – initial level) / initial level
Worst performing underlying:	The underlying with the lesser underlying percent change
Underlying performance factor:	With respect to each underlying, final level / initial level
Initial level:

With respect to the INDU Index, , which is the index closing value of such underlying on the pricing date

With respect to the SPY Shares, $ , which is the closing price of such underlying on the pricing date

Final level:

With respect to the INDU Index, the index closing value of such underlying on the valuation date

With respect to the SPY Shares, the closing price of such underlying on the valuation date times the adjustment factor on such date

Valuation date:	March 24, 2028, subject to adjustment for non-index business days, non-trading days and certain market disruption events
Minimum payment at maturity:	$200 per Buffered PLUS (20% of the stated principal amount)
Leverage factor:	At least 133.25%. The actual leverage factor will be determined on the pricing date.
Adjustment factor:	With respect to the SPY Shares, 1.0, subject to adjustment in the event of certain events affecting the SPY Shares
Buffer amount:	20%
Stated principal amount:	$1,000 per Buffered PLUS
Issue price:	$1,000 per Buffered PLUS
Pricing date:	March 24, 2023
Original issue date:	March 29, 2023 (3 business days after the pricing date)
CUSIP / ISIN:	61774XDJ9 / US61774XDJ90
Listing:	The Buffered PLUS will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $946.70 per Buffered PLUS, or within $55.00 of that estimate. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per Buffered PLUS	$1,000	$	$
Total	$	$	$

(1)The Buffered PLUS will be sold only to investors purchasing the Buffered PLUS in fee-based advisory accounts.

(2))MS & Co. expects to sell all of the Buffered PLUS that it purchases from us to an unaffiliated dealer at a price of $ per Buffered PLUS, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Buffered PLUS. MS & Co. will not receive a sales commission with respect to the Buffered PLUS. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for PLUS.

(3)See “Use of proceeds and hedging” on page 20.

The Buffered PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Buffered PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Buffered PLUS” and “Additional Information About the Buffered PLUS” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for PLUS dated November 16, 2020 Index Supplement dated November 16, 2020 Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the SPDR® S&P 500® ETF Trust due March 29, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Buffered Performance Leveraged Upside Securities

Principal at Risk Securities

The Buffered PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the SPDR® S&P 500® ETF Trust due March 29, 2028 (the “Buffered PLUS”) can be used:

￭To gain exposure to the worst performing of two equity underlyings

￭To potentially outperform the worst performing of the Dow Jones Industrial AverageSM and the SPDR® S&P 500® ETF Trust by taking advantage of the leverage factor

￭To obtain a buffer against a specified level of negative performance of the worst performing underlying

If the final level of either underlying is less than 80% of its respective initial level, investors will be negatively exposed to the decline in the worst performing underlying beyond the buffer amount and will lose some or a substantial portion of their investment.

Maturity:	5 years
Leverage factor:	At least 133.25%. The actual leverage factor will be determined on the pricing date.
Minimum payment at maturity:	$200 per Buffered PLUS (20% of the stated principal amount). Investors may lose up to 80% of the stated principal amount of the Buffered PLUS.
Buffer amount:	20%, with 1-to-1 downside exposure to the worst performing underlying below the buffer
Coupon:	None
Listing:	The Buffered PLUS will not be listed on any securities exchange

The original issue price of each Buffered PLUS is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the Buffered PLUS, which are borne by you, and, consequently, the estimated value of the Buffered PLUS on the pricing date will be less than $1,000. We estimate that the value of each Buffered PLUS on the pricing date will be approximately $946.70, or within $55.00 of that estimate. Our estimate of the value of the Buffered PLUS as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the Buffered PLUS on the pricing date, we take into account that the Buffered PLUS comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the Buffered PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Buffered PLUS?

In determining the economic terms of the Buffered PLUS, including the leverage factor, the buffer amount and the minimum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Buffered PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Buffered PLUS?

The price at which MS & Co. purchases the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Buffered PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the Buffered PLUS, and, if it once chooses to make a market, may cease doing so at any time.

March 2023 Page 2

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the SPDR® S&P 500® ETF Trust due March 29, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The Buffered PLUS offer leveraged exposure to the worst performing of the Dow Jones Industrial AverageSM and the SPDR® S&P 500® ETF Trust to the extent that the final level of each underlying is greater than its respective initial level. At maturity, if the final level of each underlying is greater than its respective initial level, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying. If the final level of either underlying is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to 80% of its respective initial level, investors will receive the stated principal amount of their investment. However, if the final level of either underlying is less than 80% of its respective initial level, investors will lose 1% for every 1% decline in the worst performing underlying beyond the specified buffer amount, subject to the minimum payment at maturity. Investors may lose up to 80% of the stated principal amount of the Buffered PLUS. All payments on the Buffered PLUS are subject to our credit risk.

Leveraged Performance

The Buffered PLUS offer investors an opportunity to receive at least 133.25% of the positive return of the worst performing of the underlyings if both underlyings have appreciated in value. The actual leverage factor will be determined on the pricing date.

Upside Scenario if Both Underlyings Appreciate

Both underlyings increase in value, and, at maturity, the Buffered PLUS redeem for the stated principal amount of $1,000 plus at least 133.25% of the underlying percent change of the worst performing underlying. The actual leverage factor will be determined on the pricing date.

Par Scenario

The final level of either underlying is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to 80% of its respective initial level. At maturity, the Buffered PLUS redeem for the stated principal amount of $1,000.

Downside Scenario

The final level of either underlying is less than 80% of its respective initial level. In this case, the Buffered PLUS redeem for less than the stated principal amount by an amount proportionate to the percentage decrease of the worst performing underlying over the term of the Buffered PLUS, plus the buffer amount of 20%. For example, if the final level of the worst performing underlying is 70% less than its initial level, the Buffered PLUS will be redeemed at maturity for a loss of 50% of principal at $500, or 50% of the stated principal amount. The minimum payment at maturity is $200 per Buffered PLUS.

Because the payment at maturity of the Buffered PLUS is based on the worst performing of the underlyings, a decline in either underlying to less than 80% of its respective initial level will result in a loss, and potentially a significant loss, of your investment, even if the other underlying has appreciated or has not declined as much.

March 2023 Page 3

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the SPDR® S&P 500® ETF Trust due March 29, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the Buffered PLUS. The following examples are for illustrative purposes only. The actual leverage factor and initial level for each underlying will be determined on the pricing date. Any payment at maturity on the Buffered PLUS is subject to our credit risk. The below examples are based on the following terms:

Stated principal amount:	$1,000 per Buffered PLUS
Hypothetical leverage factor:	133.25%
Hypothetical initial level:	With respect to the INDU Index: 30,000 With respect to the SPY Shares: $400
Minimum payment at maturity:	$200 per Buffered PLUS (20% of the stated principal amount)
Buffer amount:	20%

EXAMPLE 1: The final level of each underlying is greater than its respective initial level.

Final level		INDU Index: 33,000
SPY Shares: $560
Underlying percent change		INDU Index: (33,000 – 30,000) / 30,000 = 10% SPY Shares: ($560 – $400) / $400 = 40%
Payment at maturity	=	$1,000 + ($1,000 × leverage factor × underlying percent change of the worst performing underlying)
	=	$1,000 + ($1,000 × 133.25% × 10%)
	=	$1,133.25

In example 1, the final levels of both the INDU Index and SPY Shares are greater than their initial levels. The INDU Index has appreciated by 10% while the SPY Shares have appreciated by 40%. Therefore, investors receive at maturity the stated principal amount plus 133.25% of the appreciation of the worst performing underlying, which is the INDU Index in this example. Investors receive $1,133.25 per Buffered PLUS at maturity.

EXAMPLE 2: The final level of one underlying is greater than its respective initial level while the final level of the other underlying is less than its respective initial level, but neither underlying has decreased from its initial level by an amount greater than the buffer amount of 20%.

Final level		INDU Index: 42,000
		SPY Shares: $380
Underlying percent change		INDU Index: (42,000 – 30,000) / 30,000 = 40% SPY Shares: ($380 – $400) / $400 = -5%
Payment at maturity	=	$1,000

In example 2, the final level of the INDU Index is greater than its respective initial level, while the final level of the SPY Shares is less than its respective initial level. The INDU Index has appreciated by 40%, while the SPY Shares have declined by 5%, but neither underlying has decreased from its initial level by an amount greater than the buffer amount of 20%. Therefore, investors receive at maturity the stated principal amount. Investors receive $1,000 per Buffered PLUS at maturity.

EXAMPLE 3: The final level of one underlying is greater than its respective initial level while the final level of the other underlying is less than 80% of its respective initial level.

March 2023 Page 4

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the SPDR® S&P 500® ETF Trust due March 29, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Final level		INDU Index: 33,000
SPY Shares: $200
Underlying percent change		INDU Index: (33,000 – 30,000) / 30,000 = 10% SPY Shares: ($200 – $400) / $400 = -50%
Underlying performance factor		INDU Index: 33,000 / 30,000 = 110% SPY Shares: $200 / $400 = 50%
Payment at maturity	=	($1,000 × underlying performance factor of the worst performing underlying) + $200
	=	($1,000 × 50%) + $200
	=	$700

In example 3, the final level of the INDU Index is greater than its respective initial level, while the final level of the SPY Shares is less than 80% of its respective initial level. While the INDU Index has appreciated by 10%, the SPY Shares have declined by 50%. Therefore, investors are exposed to the negative performance of the SPY Shares, which represent the worst performing underlying in this example, beyond the buffer amount of 20%, and receive a payment at maturity of $700 per Buffered PLUS. In this example, investors are exposed to the negative performance of the worst performing underlying even though the other underlying has appreciated in value by 10%, because the final level of each underlying is not greater than or equal to 80% of its respective initial level.

EXAMPLE 4: The final level of each underlying is less than its respective initial level, but neither underlying has decreased from its initial level by an amount greater than the buffer amount of 20%.

Final level		INDU Index: 28,500
		SPY Shares: $368
Underlying percent change		INDU Index: (28,500 – 30,000) / 30,000 = -5% SPY Shares: ($368 – $400) / $400 = -8%
Payment at maturity	=	$1,000

In example 4, the final level of each underlying is less than its respective initial level, but neither underlying has decreased from its initial level by an amount greater than the buffer amount of 20%. The INDU Index has declined by 5% while the SPY Shares have declined by 8%. Therefore, investors receive at maturity the stated principal amount. Investors receive $1,000 per Buffered PLUS at maturity.

EXAMPLE 5: The final level of each underlying is less than 80% of its respective initial level.

Final level		INDU Index: 9,000
SPY Shares: $160
Underlying percent change		INDU Index: (9,000 – 30,000) / 30,000 = -70% SPY Shares: ($160 – $400) / $400 = -60%
Underlying performance factor		INDU Index: 9,000 / 30,000 = 30% SPY Shares: $160 / $400 = 40%
Payment at maturity	=	($1,000 × underlying performance factor of the worst performing underlying) + $200
	=	($1,000 × 30%) + $200
	=	$500

In example 5, the final levels of both the INDU Index and the SPY Shares are less than their respective initial levels by an amount greater than the buffer amount of 20%. The INDU Index has declined by 70% while the SPY Shares have declined by 60%.

March 2023 Page 5

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the SPDR® S&P 500® ETF Trust due March 29, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Therefore, investors are exposed to the negative performance of the INDU Index, which is the worst performing underlying in this example, beyond the buffer amount of 20%, and receive a payment at maturity of $500 per Buffered PLUS.

Because the payment at maturity of the Buffered PLUS is based on the worst performing of the underlyings, a decline in either underlying by an amount greater than the buffer amount of 20% will result in a loss, and potentially a significant loss, of your investment, even if the other underlying has appreciated or has not declined as much.

March 2023 Page 6

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the SPDR® S&P 500® ETF Trust due March 29, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the Buffered PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for PLUS, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Buffered PLUS.

Risks Relating to an Investment in the Buffered PLUS

￭The Buffered PLUS do not pay interest and provide a minimum payment at maturity of only 20% of the stated principal amount. The terms of the Buffered PLUS differ from those of ordinary debt securities in that the Buffered PLUS do not pay interest and provide a minimum payment at maturity of only 20% of the stated principal amount of the Buffered PLUS. If the final level of either underlying is less than 80% of its initial level, you will receive for each Buffered PLUS that you hold a payment at maturity that is less than the stated principal amount of each Buffered PLUS by an amount proportionate to the decline in the value of the worst performing underlying from its initial level, plus $200 per Buffered PLUS. Accordingly, investors may lose up to 80% of the stated principal amount of the Buffered PLUS.

￭The market price of the Buffered PLUS will be influenced by many unpredictable factors. Several factors will influence the value of the Buffered PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Buffered PLUS in the secondary market, including the value, volatility and dividend yield of each of the underlyings, interest and yield rates in the market, time remaining until the Buffered PLUS mature, geopolitical conditions and economic, financial, political, regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. Generally, the longer the time remaining to maturity, the more the market price of the Buffered PLUS will be affected by the other factors described above. The levels of the underlyings may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Dow Jones Industrial AverageSM Overview” and “SPDR® S&P 500® ETF Trust Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per Buffered PLUS if you try to sell your Buffered PLUS prior to maturity.

￭The Buffered PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Buffered PLUS. You are dependent on our ability to pay all amounts due on the Buffered PLUS at maturity and therefore you are subject to our credit risk. If we default on our obligations under the Buffered PLUS, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Buffered PLUS prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Buffered PLUS.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The amount payable on the Buffered PLUS is not linked to the values of the underlyings at any time other than the valuation date. The final level of each underlying will be based on the closing level of such underlying on the valuation date, subject to postponement for non-index business days, non-trading days and certain market disruption events. Even if both underlyings appreciate prior to the valuation date but the value of either underlying drops by the valuation date to less than 80% of its initial level, the payment at maturity will be less than it would have been had the payment at maturity been linked to the values of the underlyings prior to such drop. Although the actual values of the underlyings on the stated maturity date or at other times during the term of the Buffered PLUS may be higher than their respective final levels, the payment at maturity will be based solely on the closing levels on the valuation date.

March 2023 Page 7

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the SPDR® S&P 500® ETF Trust due March 29, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

￭Investing in the Buffered PLUS is not equivalent to investing in either underlying or the stocks composing the INDU Index or the S&P 500® Index. Investing in the Buffered PLUS is not equivalent to investing in either underlying or the component stocks of either the INDU Index or the S&P 500® Index. As an investor in the Buffered PLUS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute either the INDU Index or the S&P 500® Index.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Buffered PLUS in the original issue price reduce the economic terms of the Buffered PLUS, cause the estimated value of the Buffered PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Buffered PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Buffered PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Buffered PLUS less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Buffered PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the Buffered PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Buffered PLUS than those generated by others, including other dealers in the market, if they attempted to value the Buffered PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Buffered PLUS in the secondary market (if any exists) at any time. The value of your Buffered PLUS at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the Buffered PLUS will be influenced by many unpredictable factors” above.

￭The Buffered PLUS will not be listed on any securities exchange and secondary trading may be limited. The Buffered PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Buffered PLUS. MS & Co. may, but is not obligated to, make a market in the Buffered PLUS and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Buffered PLUS, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Buffered PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered PLUS easily. Since other broker-dealers may not participate significantly in the secondary market for the Buffered PLUS, the price at which you may be able to trade your Buffered PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the Buffered PLUS, it is likely that there would be no secondary market for the Buffered PLUS. Accordingly, you should be willing to hold your Buffered PLUS to maturity.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the Buffered PLUS. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Buffered PLUS (and to other instruments linked to either underlying or the S&P 500® Index), including taking positions in stocks constituting the INDU Index

March 2023 Page 8

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the SPDR® S&P 500® ETF Trust due March 29, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

or the S&P 500® Index or taking positions in the SPY Shares, futures and/or options contracts on the INDU Index, the SPY Shares, the S&P 500® Index or their component stocks listed on major securities markets. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the stocks that constitute the underlyings and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial level of an underlying, and, therefore, could increase the value at or above which such underlying must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered PLUS (depending also on the performance of the other underlying). Additionally, such hedging or trading activities during the term of the Buffered PLUS, including on the valuation date, could adversely affect the closing value of either underlying on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity (depending also on the performance of the other underlying).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Buffered PLUS. As calculation agent, MS & Co. will determine the initial levels and the final levels, including whether any underlying has decreased to below 80% of its respective initial level, and will calculate the amount of cash you receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, whether to make any adjustments to the adjustment factor and the selection of a successor index or calculation of the index closing value of the INDU Index or the closing price of the SPY Shares, as applicable, in the event of a market disruption event or discontinuance of an underlying. These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see “Description of PLUS—Postponement of Valuation Date(s),” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” and related definitions in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the Buffered PLUS on the pricing date.

￭The U.S. federal income tax consequences of an investment in the Buffered PLUS are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Buffered PLUS. As discussed in the Tax Disclosure Sections, there is a substantial risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the Buffered PLUS might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the Buffered PLUS as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the Buffered PLUS every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Buffered PLUS as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the Buffered PLUS, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the Buffered PLUS, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed in this document. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax

March 2023 Page 9

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the SPDR® S&P 500® ETF Trust due March 29, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

consequences of an investment in the Buffered PLUS, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of both underlyings. Your return on the Buffered PLUS it not linked to a basket consisting of both underlyings. Rather, it will be based upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both underlyings. Poor performance by either underlying over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying. If either underlying declines to below 80% of its respective initial level as of the valuation date, you will lose some or a substantial portion of your investment, even if the other underlying has appreciated or has not declined as much. Accordingly, your investment is subject to the price risk of both underlyings.

￭Because the Buffered PLUS are linked to the performance of the worst performing underlying, you are exposed to greater risk of sustaining a loss on your investment than if the Buffered PLUS were linked to just one underlying. The risk that you will suffer a loss on your investment is greater if you invest in the Buffered PLUS as opposed to substantially similar securities that are linked to the performance of just one underlying. With two underlyings, it is more likely that either underlying will decline to below 80% of its initial level as of the valuation date than if the Buffered PLUS were linked to only one underlying. Therefore it is more likely that you will suffer a loss on your investment.

￭Adjustments to the INDU Index could adversely affect the value of the Buffered PLUS. The publisher of the INDU Index may add, delete or substitute the stocks constituting the INDU Index or make other methodological changes that could change the value of the INDU Index. The publisher of the INDU Index may discontinue or suspend calculation or publication of the INDU Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

￭Adjustments to the SPY Shares or the index tracked by the SPY Shares could adversely affect the value of the Buffered PLUS. The investment adviser to the SPDR® S&P 500® ETF Trust, State Street Global Advisors (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P 500® Index. Pursuant to its investment strategies or otherwise, the Investment Adviser may add, delete or substitute the stocks composing the S&P 500® Index. Any of these actions could adversely affect the price of the SPY Shares and, consequently, the value of the Buffered PLUS. S&P Dow Jones Indices LLC (“S&P”) is responsible for calculating and maintaining the S&P 500® Index. S&P may add, delete or substitute the stocks constituting the S&P 500® Index or make other methodological changes that could change the level of the S&P 500® Index. S&P may discontinue or suspend calculation or publication of the S&P 500® Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued S&P 500® Index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the SPY Shares and, consequently, the value of the Buffered PLUS.

￭The performance and market price of the SPY Shares, particularly during periods of market volatility, may not correlate with the performance of the S&P 500® Index, the performance of the component securities of the S&P 500® Index or the net asset value per share of the SPY Shares. The SPY Shares do not fully replicate the S&P 500® Index and may hold securities that are different than those included in the S&P 500® Index.  In addition, the performance of the SPY Shares will reflect additional transaction costs and fees that are not included in the calculation of the S&P 500® Index.  All of these factors may lead to a lack of correlation between the performance of SPY Shares and the S&P 500® Index.  In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the SPY Shares may impact the variance between the performances of SPY Shares and the S&P 500® Index.  Finally, because the shares of the SPY Shares are traded on  an exchange and are subject to market supply and investor demand, the market price of one share of the SPY Shares may differ from the net asset value per share of the SPY Shares.

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Buffered PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the SPDR® S&P 500® ETF Trust due March 29, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the SPY Shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of the SPY Shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the SPY Shares, and their ability to create and redeem shares of the SPY Shares may be disrupted. Under these circumstances, the market price of shares of the SPY Shares may vary substantially from the net asset value per share of the SPY Shares or the level of the S&P 500® Index.

For all of the foregoing reasons, the performance of the SPY Shares may not correlate with the performance of the S&P 500® Index, the performance of the component securities of the S&P 500® Index or the net asset value per share of the SPY Shares.  Any of these events could materially and adversely affect the price of the shares of the SPY Shares and, therefore, the value of the Buffered PLUS.  Additionally, if market volatility or these events were to occur on the valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment on the Buffered PLUS.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the SPY Shares on the valuation date, even if the SPY Shares’ shares are underperforming the S&P 500® Index or the component securities of the S&P 500® Index and/or trading below the net asset value per share of the SPY Shares.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the SPY Shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the SPY Shares. However, the calculation agent will not make an adjustment for every event that can affect the SPY Shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the Buffered PLUS may be materially and adversely affected.

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Buffered PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the SPDR® S&P 500® ETF Trust due March 29, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Dow Jones Industrial AverageSM Overview

The Dow Jones Industrial AverageSM is a price-weighted index composed of 30 common stocks that is published by S&P Dow Jones Indices LLC, the marketing name and a licensed trademark of CME Group Inc., as representative of the broad market of U.S. industry. For additional information about the Dow Jones Industrial AverageSM, see the information set forth under “Dow Jones Industrial AverageSM” in the accompanying index supplement.

Information as of market close on March 13, 2023:

Bloomberg Ticker Symbol:	INDU
Current Index Value:	31,819.14
52 Weeks Ago:	32,945.24
52 Week High (on 3/29/2022):	35,294.19
52 Week Low (on 9/30/2022):	28,725.51

The following graph sets forth the daily closing values of the INDU Index for the period from January 1, 2018 through March 13, 2023. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the INDU Index for each quarter in the same period. The closing value of the INDU Index on March 13, 2023 was 31,819.14. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The INDU Index has at times experienced periods of high volatility, and you should not take the historical values of the INDU Index as an indication of its future performance.

INDU Index Daily Closing Values January 1, 2018 to March 13, 2023

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Dow Jones Industrial AverageSM	High	Low	Period End
2018
First Quarter	26,616.71	23,533.20	24,103.11
Second Quarter	25,322.31	23,644.19	24,271.41
Third Quarter	26,743.50	24,174.82	26,458.31
Fourth Quarter	26,828.39	21,792.20	23,327.46
2019
First Quarter	26,091.95	22,686.22	25,928.68
Second Quarter	26,753.17	24,815.04	26,599.96
Third Quarter	27,359.16	25,479.42	26,916.83
Fourth Quarter	28,645.26	26,078.62	28,538.44
2020
First Quarter	29,551.42	18,591.93	21,917.16
Second Quarter	27,572.44	20,943.51	25,812.88
Third Quarter	29,100.50	25,706.09	27,781.70
Fourth Quarter	30,606.48	26,501.60	30,606.48
2021
First Quarter	33,171.37	29,982.62	32,981.55
Second Quarter	34,777.76	33,153.21	34,502.51
Third Quarter	35,625.40	33,843.92	33,843.92
Fourth Quarter	36,488.63	34,002.92	36,338.30
2022
First Quarter	36,799.65	32,632.64	34,678.35
Second Quarter	35,160.79	29,888.78	30,775.43
Third Quarter	34,152.01	28,725.51	28,725.51
Fourth Quarter	34,589.77	29,202.88	33,147.25
2023
First Quarter (through March 13, 2023)	34,302.61	31,819.14	31,819.14

“Dow Jones,” “Dow Jones Industrial Average,” “Dow Jones Indexes” and “DJIA” are service marks of Dow Jones Trademark Holdings LLC. See “Dow Jones Industrial AverageSM” in the accompanying index supplement.

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Buffered PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the SPDR® S&P 500® ETF Trust due March 29, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

SPDR® S&P 500® ETF Trust Overview

The SPDR® S&P 500® ETF Trust (formerly SPDR Trust, Series 1), or SPY, formed by PDR Services LLC, is a unit investment trust registered under the Investment Company Act of 1940 that holds a portfolio of securities consisting of substantially all of the common stocks, in substantially the same weighting, as the S&P 500® Index. SPY seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P 500® Index. The SPDR® S&P 500® ETF Trust is managed by State Street Global Advisors Trust Company (“SSGA”), a registered investment company that consists of numerous separate investment portfolios, including the SPDR® S&P 500® ETF Trust. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by SSGA pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-46080 and 811-06125, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the SPDR® S&P 500® ETF Trust is accurate or complete.

Information as of market close on March 13, 2023:

Bloomberg Ticker Symbol:	SPY UP
Current Share Price:	$385.36
52 Weeks Ago:	$417.00
52 Week High (on 3/29/2022):	$461.55
52 Week Low (on 10/12/2022):	$356.56

The following graph sets forth the daily closing prices of the SPY Shares for the period from January 1, 2018 through March 13, 2023. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the SPY Shares for each quarter in the same period. The closing price of the SPY Shares on March 13, 2023 was $385.36. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The SPY Shares have at times experienced periods of high volatility, and you should not take the historical values of the SPY Shares as an indication of future performance.

SPY Shares Daily Closing Prices January 1, 2018 to March 13, 2023

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

SPDR® S&P 500® ETF Trust (CUSIP 78462F103)	High ($)	Low ($)	Period End ($)
2018
First Quarter	286.58	257.63	263.15
Second Quarter	278.92	257.47	271.28
Third Quarter	293.58	270.90	290.72
Fourth Quarter	291.73	234.34	249.92
2019
First Quarter	284.73	244.21	282.48
Second Quarter	295.86	274.57	293.00
Third Quarter	302.01	283.82	296.77
Fourth Quarter	322.94	288.06	321.86
2020
First Quarter	338.34	222.95	257.75
Second Quarter	323.20	246.15	308.36
Third Quarter	357.70	310.52	334.89
Fourth Quarter	373.88	326.54	373.88
2021
First Quarter	397.26	368.79	396.33
Second Quarter	428.06	400.61	428.06
Third Quarter	453.19	424.97	429.14
Fourth Quarter	477.48	428.64	474.96
2022
First Quarter	477.71	416.25	451.64
Second Quarter	456.80	365.86	377.25
Third Quarter	429.70	357.18	357.18
Fourth Quarter	407.68	356.56	382.43
2023
First Quarter (through March 13, 2023)	416.78	379.38	385.36

This document relates only to the Buffered PLUS offered hereby and does not relate to the SPY Shares. We have derived all disclosures contained in this document regarding SSGA from the publicly available documents described above. In connection with the offering of the Buffered PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to SSGA. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding SSGA is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the SPY Shares (and therefore the price of the SPY Shares at the time we price the Buffered PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning SSGA could affect the value received at maturity with respect to the Buffered PLUS and therefore the value of the Buffered PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the SPY Shares.

We and/or our affiliates may presently or from time to time engage in business with SSGA. In the course of such business, we and/or our affiliates may acquire non-public information with respect to SSGA, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the SPY Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the Buffered PLUS under the securities laws. As a prospective purchaser of the Buffered PLUS, you should undertake an independent investigation of SSGA as in your judgment is appropriate to make an informed decision with respect to an investment linked to the SPY Shares.

“Standard & Poor’s®”, “S&P®”, “S&P 500®” and “SPDR®” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of S&P Global Inc. The Buffered PLUS are not sponsored, endorsed, sold, or promoted by S&P, S&P Global Inc. or SSGA. S&P, S&P Global Inc. and SSGA make no representations or warranties to the owners of the Buffered

March 2023 Page 15

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the SPDR® S&P 500® ETF Trust due March 29, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

PLUS or any member of the public regarding the advisability of investing in the Buffered PLUS. S&P, S&P Global Inc. and SSGA have no obligation or liability in connection with the operation, marketing, trading or sale of the Buffered PLUS.

The S&P 500® Index. The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P”), consists of stocks of 500 component companies selected to provide a performance benchmark for the U.S. equity markets. The calculation of the S&P 500® Index is based on the relative value of the float adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Index, see the information set forth under “S&P 500® Index” in the accompanying index supplement.

March 2023 Page 16

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the SPDR® S&P 500® ETF Trust due March 29, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Terms of the Buffered PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying index publisher:	S&P Dow Jones Indices LLC, or any successor thereof
Share underlying index:	The S&P 500® Index
Share underlying index publisher:	S&P Dow Jones Indices LLC, or any successor thereof
Denominations:	$1,000 per Buffered PLUS and integral multiples thereof
Postponement of maturity date:

If the scheduled valuation date is not an index business day or a trading day, as applicable, with respect to either underlying or if a market disruption event occurs with respect to either underlying on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the Buffered PLUS will be postponed to the second business day following the latest valuation date as postponed with respect to either underlying.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the Buffered PLUS by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the Buffered PLUS in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the Buffered PLUS, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the Buffered PLUS to the trustee for delivery to the depositary, as holder of the Buffered PLUS, on the maturity date.

March 2023 Page 17

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the SPDR® S&P 500® ETF Trust due March 29, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information About the Buffered PLUS

Additional Information:
Minimum ticketing size:	$1,000 / 1 Buffered PLUS
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a Buffered PLUS should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the Buffered PLUS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the Buffered PLUS prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the Buffered PLUS, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Buffered PLUS. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the Buffered PLUS for more than one year, and short-term capital gain or loss otherwise.

Because the Buffered PLUS are linked to shares of an exchange-traded fund, although the matter is not clear, there is a substantial risk that an investment in the Buffered PLUS will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the Buffered PLUS could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the Buffered PLUS, including the leveraged upside payment and the fact that the Buffered PLUS are linked to an index in addition to an exchange-traded fund, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the Buffered PLUS were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the Buffered PLUS. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for PLUS for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect.

As discussed in the accompanying product supplement for PLUS, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the Buffered PLUS and current market conditions, we expect that the Buffered PLUS will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the Buffered PLUS do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the Buffered PLUS should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the Buffered PLUS.

Both U.S. and non-U.S. investors considering an investment in the Buffered PLUS should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for PLUS, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Buffered PLUS.

Use of proceeds and hedging:

The proceeds from the sale of the Buffered PLUS will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per Buffered PLUS issued, because, when we enter into hedging transactions in order to meet our obligations under the Buffered PLUS, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the Buffered PLUS borne by you and described beginning on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the Buffered PLUS.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the Buffered PLUS by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the SPY

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Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the SPDR® S&P 500® ETF Trust due March 29, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Shares, in stocks constituting the INDU Index or the S&P 500® Index, in futures and/or options contracts on the INDU Index, the SPY Shares, the S&P 500® Index or their component stocks listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the level of either underlying on the pricing date, and therefore could increase the level at or above which such underlying must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered PLUS (depending also on the performance of the other underlying). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Buffered PLUS, including on the valuation, by purchasing and selling the SPY Shares, the stocks constituting the INDU Index or the S&P 500® Index, futures or options contracts on the INDU Index, the SPY Shares, the S&P 500® Index or their component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of either underlying, and, therefore, adversely affect the value of the Buffered PLUS or the payment you will receive at maturity (depending also on the performance of the other underlying). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Buffered PLUS, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the Buffered PLUS that it purchases from us to an unaffiliated dealer at a price of $ per Buffered PLUS, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Buffered PLUS. MS & Co. will not receive a sales commission with respect to the Buffered PLUS.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Buffered PLUS. When MS & Co. prices this offering of Buffered PLUS, it will determine the economic terms of the Buffered PLUS, including the leverage factor, such that for each Buffered PLUS the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for PLUS and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for PLUS, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these

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Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the SPDR® S&P 500® ETF Trust due March 29, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for PLUS, index supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov.as follows:

Product Supplement for PLUS dated November 16, 2020

Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the product supplement for PLUS, in the index supplement or in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

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